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                                                                    EXHIBIT 99.1
FOR IMMEDIATE RELEASE

For additional
information, contact:
AT CITRIX:                      AT THE FINANCIAL RELATIONS BOARD:
Scott Davidson (954) 267-2388   MEDIA INQUIRIES -  Marty Gitlin (212) 661-8030
Jeff Lilly (954) 267-2886       INVESTOR INQUIRIES -  Julie Creed (312) 640-6724

                        CITRIX TO ACQUIRE VIEWSOFT, INC.
                Acquisition to Enhance Citrix's Role in Web-based
                      Application Deployment and Management

FORT LAUDERDALE, Fla. - July 12, 1999 - Citrix Systems, Inc. (Nasdaq:CTXS) today announced a merger agreement pursuant to which ViewSoft, Inc. will become a wholly-owned subsidiary of Citrix. ViewSoft is a Utah-based firm specializing in software for multi-tier and Web-based application development and deployment. The transaction is valued at approximately $32 million. Both the Citrix and ViewSoft boards have approved the transaction, and the companies plan to complete the transaction during the third quarter of 1999, subject to customary closing conditions. Citrix will use the proprietary technology to extend the flexibility and cost benefits of server-based computing to Web-enabled and multi-tier applications including applications based on Microsoft's DCOM and DNA component architectures as well as those containing Java and HTML front ends.

     A portion of the purchase price is expected to be allocated to in-process research and development for which Citrix expects to incur a one-time charge to its operations, amounting to approximately $2 million in the quarter ending September 30, 1999.

     "Today's emerging Web-based applications often force a choice between application thinness and richness," said Mark B. Templeton, president and chief executive officer of Citrix. "This new software will deliver a rich user experience and a new level of interactivity to Web-based applications with a thin-client footprint."

     The technology allows customers to add greater interactivity to Web-based applications, similar to the interactivity that users enjoy with Windows-based applications. Citrix will leverage this proprietary technology to build its leadership in the rapidly growing market for deploying and managing Web-based applications, an arena in which the company has pioneered such capabilities as Application Launching and Embedding (ALE). Citrix's ALE technology enables full-function Windows-based applications to be launched from or embedded into HTML pages providing instant online access to any existing application from any Web browser without application rewrites. For a demo of Citrix ALE technology, users can visit www.citrix.com/demoroom/default.asp
                                     -more-
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ADD
Citrix/ViewSoft
Page 2

     Packaging, pricing and availability of new products based on the acquisition will be announced at a later date.

About Citrix

     Founded in 1989, Citrix Systems, Inc. is the nation's 13th largest software company and a world leader in system software for server-based computing. The MetaFrameTM and WinFrame(R) product lines and Independent Computing Architecture (ICA(R)) technology give organizations the independence, speed and flexibility needed to extend any application to anyone, anywhere. The company's server-based computing solutions are marketed through a worldwide business alliance of value-added resellers, system integrators, OEM licensees and industry associates. Citrix is based in Fort Lauderdale, Fla. and is traded on the Nasdaq National Market under the symbol CTXS. For more information, please visit the Citrix website at http://www.citrix.com.
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ABOUT VIEWSOFT

     ViewSoft, Inc., was incorporated in April, 1991 to commercialize Semantic Connection Technology, (SCT) a new approach to object-oriented programming and Internet development.

FOR CITRIX INVESTORS


     Forward-looking statements in this release are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, statements regarding current or future financial performance, management's plans and objectives for future operations, product plans and performance, management's assessment of market factors, as well as statements regarding the strategy and plans of the company and its strategic partners, constitute forward-looking statements which involve risks and uncertainties, including, without limitation, risks associated with the company's reliance upon its strategic relationships with Microsoft and other strategic partners, dependence upon broad-based acceptance of the company's ICA protocol, management of growth, the possibility of undetected software errors, and dependence on proprietary technology, as well as risks of downturns in economic conditions generally, and in the software industry specifically, and risks associated with competition and competitive pricing pressures, year 2000 compliance efforts of the company and third parties on which the company is dependent, and other risks detailed in the company's filings with the Securities and Exchange Commission.

                                   - # # # -
Citrix(R), WinFrame(R) and ICA(R) are registered trademarks of Citrix Systems, Inc. MultiWinTM and MetaFrameTM are trademarks of Citrix Systems, Inc. for which there are pending applications for registration in the U.S. Patent and Trademark Office. All other trademarks and registered trademarks are property of their respective owners.